UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K amends a Current Report on Form 8-K originally filed by Chipotle Mexican Grill, Inc. on March 18, 2017, and is being filed solely to add the authorized signature on behalf of the company, which was inadvertently omitted from the original filing.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2017,  John Charlesworth, Patrick Flynn, Darlene Friedman and Stephen Gillett determined that they will not stand for re-election to the Board of Directors of Chipotle Mexican Grill, Inc. at the company’s annual meeting of shareholders on May 25, 2017.    Their decisions not to stand for re-election are not related to any disagreement with Chipotle or with Chipotle’s operations, policies or practices, and each of them will continue to serve as a director through the date of the annual meeting.

Membership on the standing committees of the Board – the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee – in light of the Board departures will be determined prior to the date of the departures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 17, 2017	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer